U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                               FORM 8-K



                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported):  June 20, 2001
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                       College Bound Student Alliance, Inc.
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        (Exact name of small business issuer as specified in its charter)



          Nevada                    0-30323              84-1416023
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(State of other jurisdiction       Commission          (IRS Employer
      of incorporation)           File Number)       Identification No.)



   333 South Allison Parkway, Suite 100, Lakewood, Colorado    80226
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           (Address of principal executive offices)           (zip code)



     Registrant's telephone number, including area code:  (303) 804-0155
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ITEM 5. OTHER EVENTS

A. Effective June 20, 2001, College Bound Student Alliance, Inc. ("we", "us", or "our") entered into a Receivables Purchase Agreement ("Agreement") with Monterey Financial Services, Inc. ("MFS") (See Exhibit 10.1). The Agreement provides for the sale of qualified contracts held by us to MFS for an amount equal to 91.5% of the balance due within 12 months under the purchased contracts. MFS also retains a 15% reserve from the purchase price. MFS also has the right to service any of our contracts which it does not purchase, and will receive a servicing fee of 10% of funds collected from such contracts.

The Agreement provides that the contracts sold to MFS are on a full recourse basis. The Agreement is secured by the purchased contracts, the amounts in the reserve account, all non-purchased contracts serviced by MFS and the proceeds of the foregoing. The Agreement is for an initial term of one year.

The Agreement provides that in connection with the first bulk purchase we must place non-purchased contracts with balances totaling two times the amount of the contracts purchased into servicing with MFS. Thereafter, we must place an amount of non-purchased contracts into servicing by MFS equal to the amount purchased.

In late June and early July 2001, we received a total of approximately $780,000 from MFS, net of reserves, upon the sale of qualified contracts with balances totaling $1,031,000. At that time, non-purchased contracts with balances totaling $2,053,000 were also placed into servicing with MFS.

We anticipate that we will rely on the Agreement with MFS to generate a substantial portion of our working capital during the next twelve months.


B. On July 11, 2001, we entered into an Amended and Restated Investment Agreement (the "Amended Investment Agreement") with Swartz Private Equity, LLC ("Swartz") (See Exhibit 10.2), which amends and restates the Investment Agreement between us and Swartz dated on or about May 25, 2000.

     The Amended Investment Agreement continues to entitle us to issue and sell up to $30 million of our common stock to Swartz, subject to a formula based on our stock price and trading volume (referred to as a "Put"), from time to time over a three year period, following the effective date of a registration statement, pursuant to the terms set forth in the Amended and Restated Registration Rights Agreement (See Exhibit 10.3). Proceeds will be used for working capital. As partial consideration for executing the letter of agreement, we have issued Swartz commitment warrants to purchase 489,500 shares of our common stock, subject to price reset provisions and standard anti-dilution provisions as set forth in the Warrant Side Agreement (See Exhibits 10.4, 10.5 and 10.6).

     If we do not Put at least $3,000,000 worth of common stock to Swartz during each eighteen (18) month period following the effective date of Amended Investment Agreement, we must pay Swartz a non-usage fee. This fee equals the difference between $300,000 and 10% of the value of the shares of common stock we Put to Swartz during the eighteen (18) month period. The fee is due and payable on the last business day of each (18) month period.

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
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      Listed below are the exhibits filed as a part of this report.

      EXHIBITS:

      Exhibit
      Number                        Description

      10.1 Receivables Purchase Agreement dated June 20, 2001, by and among the Company, The College Partnership, Inc. and
               Monterey Financial Services, Inc.

      10.2 Amended and Restated Investment Agreement dated July 11, 2001 between College Bound Student Alliance and Swartz Private Equity, LLC.

      10.3 Amended and Restated Registration Rights Agreement dated July 11, 2001 between College Bound Student Alliance and Swartz Private Equity, LLC.

      10.4          Warrant to Purchase Common Stock issued to Swartz Private
               Equity, LLC.

      10.5 Amended and Restated Agreement dated July 11, 2001 between College Bound Student Alliance and Swartz Private Equity,
               LLC. (Warrant Side Agreement)

      10.6 Form of Warrant to Purchase Common Stock to be issued to Swartz Private Equity, LLC.




                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 COLLEGE BOUND STUDENT ALLIANCE, INC.



                                 By:  /s/ Jerome M. Lapin
Date: July 24, 2001                   ---------------------------------
                                      Jerome M. Lapin
                                      Chief Executive Officer






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